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                                                                   EXHIBIT 23.5

                          CONSENT OF COWEN & COMPANY

We hereby consent to the inclusion of our opinion, dated February 24, 1998, in the Prospectus/Offer to Exchange of Premier Laser Systems, Inc., which is part of this Registration Statement on Form S-4. In executing this consent, we do not admit or acknowledge that Cowen & Company is within the class of persons whose consent is required by Section 7 of Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Date: March 10, 1998

                                          COWEN & COMPANY

                                          By: /s/ Duncan T. Weaver
                                            ___________________________________
                                          Name: Duncan T. Weaver
                                          Title: Director